Exhibit 4.17

Execution Version

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of October 1, 2015

Supplementing and Amending that Certain

INDENTURE

Dated as of August 20, 2009

Among

BLACKSTONE HOLDINGS FINANCE CO. L.L.C.,

THE GUARANTOR PARTIES HERETO

and

THE BANK OF NEW YORK MELLON,

as Trustee

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This Eighth Supplemental Indenture, dated as of October 1, 2015 (the “Eighth Supplemental Indenture”), among Blackstone Holdings Finance Co. L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 345 Park Avenue, New York, New York 10154 (the “Company”), the Existing Guarantors (as hereinafter defined), Blackstone Holdings AI L.P., a Delaware limited partnership (the “New Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of August 20, 2009, among the Company, the Existing Guarantors and the Trustee (the “Base Indenture” and subject to Section 2.3 hereof, together with this Eighth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Existing Guarantors have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture, and the Guarantees thereof by the Existing Guarantors;

The New Guarantor is a “New Holdings Partnership Entity,” as defined in the Base Indenture;

Section 1402 of the Base Indenture provides that the Company and each Existing Guarantor shall cause each New Holding Partnership Entity (other than a Non Guarantor Entity) to become a Guarantor and provide a Guarantee in respect of the Securities;

Sections 901(4) and 901(14) of the Base Indenture provide, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of the Holders for certain purposes, including, among others, to add a new Guarantor or to change any other provision contained in the Securities of any series or under the Base Indenture that does not adversely affect the interests of the Holders of Securities of such series in any material respect;

The New Guarantor desires to become a Guarantor and to provide Guarantees with respect to the obligations of the Company and the Existing Guarantors under the Indenture and the Securities issued thereunder;

The Company and each of the Guarantors have duly authorized the execution and delivery of this Eighth Supplemental Indenture as provided for in the Base Indenture; and

All things necessary have been done to make this Eighth Supplemental Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms.

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ARTICLE I

Additional Guarantor

SECTION 1.1. Additional Guarantor.

The New Guarantor, by its execution of this Eighth Supplemental Indenture, agrees that it is a Guarantor under the Indenture and is bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XIV of the Base Indenture.

ARTICLE II

Miscellaneous

SECTION 2.1. Definitions.

For all purposes of this Eighth Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this Eighth Supplemental Indenture otherwise requires):

(1) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Eighth Supplemental Indenture;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Eighth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) “including” means including without limitation;

(4) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Eighth Supplemental Indenture.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Eighth Supplemental Indenture otherwise requires) for all purposes of this Eighth Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this Eighth Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Eighth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this Eighth Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this Eighth Supplemental Indenture shall have the meaning assigned to such term in this Eighth Supplemental Indenture.

“Base Indenture” has the meaning specified in the preamble hereto.

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“Eighth Supplemental Indenture” has the meaning specified in the preamble hereto.

“Existing Guarantors” means the entities party to the Base Indenture identified as Guarantors therein.

“Indenture” has the meaning specified in the preamble hereto.

“New Guarantor” has the meaning specified in the preamble hereto.

“Securities” has the meaning specified in the preamble hereto.

“Trustee” has the meaning specified in the preamble hereto.

SECTION 2.2. Execution as Supplemental Indenture.

This Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Eighth Supplemental Indenture forms a part thereof.

SECTION 2.3. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Eighth Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Eighth Supplemental Indenture, the provisions of this Eighth Supplemental Indenture will govern and be controlling.

SECTION 2.4. Not Responsible for Recitals.

The recitals contained herein shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Securities or the Guarantees.

SECTION 2.5. Separability Clause.

In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.6. Successors and Assigns.

All covenants and agreements in this Eighth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

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SECTION 2.7. Execution and Counterparts.

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 2.8. Governing Law.

This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed all as of the day and year first above written.

The Company

Blackstone Holdings Finance Co. L.L.C.

By:	Blackstone Holdings I L.P., its sole member

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

The Existing Guarantors

Blackstone Holdings I L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

Blackstone Holdings II L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

[Signature Page to Eighth Supplemental Indenture]

Blackstone Holdings III L.P.

By:	Blackstone Holdings III GP L.P., its general partner

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	The Blackstone Group L.P., its sole member

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

Blackstone Holdings IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

By:	Blackstone Holdings IV GP Management (Delaware) L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	The Blackstone Group L.P., its sole member

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

[Signature Page to Eighth Supplemental Indenture]

The Blackstone Group L.P.

By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

The New Guarantor

Blackstone Holdings AI L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

[Signature Page to Eighth Supplemental Indenture]

The Bank of New York Mellon, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]